                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           September 20, 2000

                               Dean Foods Company
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             (Exact name of registrant as specified in its charter)

         Delaware                       1-08262                36-0984820
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                      Identification No.)

  3600 N. River Road                Franklin Park, IL             60131
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    (847) 678-1680

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          (Former name or former address, if changed since last report)

Item 5 - Other Events

                  DEAN FOODS REPORTS FIRST QUARTER RESULTS AND
               BUSINESS UNIT REALIGNMENT TO DRIVE NATIONAL BRANDS

     Franklin Park, IL...September 20, 2000...Dean Foods Company (NYSE: DF) today announced its first quarter earnings and an enhancement to its business unit structure to further the Company's strategy to focus on high margin value-added branded products.
     First quarter sales increased 5.3% to a record $1,054.3 million, compared to $1,001.3 million in the first quarter of fiscal 2000. Earnings per share increased 5.7% to a record 74 cents per diluted share, versus 70 cents per diluted share last year. Net income was $26.4 million in the first quarter of fiscal 2001 compared to $27.8 million in the first quarter of fiscal 2000, as improved operating results were offset by higher interest expense to finance acquisitions in a consolidating industry.
     "Our first quarter earnings were driven by improved operating results in our Dairy and Specialty Foods divisions," stated Howard Dean, Chairman and Chief Executive Officer. "Operating earnings in the newly formed National Refrigerated Products Division, formed by combining Dean's national branded products from our former Dairy and Specialty segments, reflect investment of approximately $6 million for launches of new products during the first quarter."

     Dean Foods' first quarter results included the following highlights:
o Fluid milk operations benefited from steady margins and improved performance at the Barber and Berkeley acquisitions.
o Ice cream earnings were impacted by lower volumes due to a cooler than normal summer and a lower level of promotional activity in several key markets.
o Expanded fluid milk brand sales in the major California market and successfully introduced Mayfield brand ice cream into new Southeastern markets.
o Improved results in the pickles operation due to better crop conditions and lower promotional activity by the branded leader.
o Successful launch of new products in the National Refrigerated Products Division including Dips-For-One(TM), which achieved a fifty percent penetration of the grocery channel in the quarter.
o Advertising, promotion and other introductory cost spending of $6 million behind National Refrigerated Products introductions of Dips-For-One(TM), Marie's pourable salad dressings, Intermediate Shelf Life Chugs and the Land O'Lakes Grip `N Go single serve product.
o Closed the acquisitions of the Nalley's pickles business and Land O'Lakes Upper Midwest fluid milk operations.

     Dean Foods also announced that the Company realigned its business unit structure and formed a new unit focused on refrigerated national dairy and related brands.
     Under this new structure, Dean Foods' largest unit continues to be the Dairy Division, which will serve national and regional dairy customers through its system of direct route sales. This division will continue to be led by Eric Blanchard. The second largest unit is the Specialty Foods Division, which combines the Pickles business with non-dairy creamer products, aseptic products, ingredient products and the Company's transportation group, all of which were part of the former Specialty segment. This division will be led by Jim Greisinger, who previously headed the Pickles division.
     The third unit is the newly formed National Refrigerated Products Division, and will be led by Lou Nieto, who was previously the Company's senior marketing executive. National Refrigerated Products includes national brands such as Intermediate Shelf Life Milk Chugs, Land O' Lakes Grip `N Go, Dean's dips, including Dips-For-One(TM), Marie's refrigerated salad dressings, White Wave soy products, including the Silk(TM) brand of soymilk, and other owned and licensed national brands. Responsibility for developing Extended Shelf Life products for national warehouse distribution will move from the Dairy Division to the National Refrigerated Products Division.
     "The creation of the National Refrigerated Products Division under an experienced marketing executive like Lou Nieto will accelerate our strategy to drive national brands. Our regional brands will continue to drive Dean's growth in the core dairy business. Increasing our focus on national brands will drive incremental growth as we market existing and develop new value-added, national products," said Howard Dean.
     "Our customers have told us that they want a more efficient way of dealing with Dean Foods," said Richard Bailey, Dean Foods' President. "This new structure will provide that capability as we create supply-chain efficiencies for our products." Bailey added that as part of the realignment, Dean will implement a brand management system in the National Refrigerated Products Division to more effectively leverage its national brand opportunities. In addition, Bailey said the Company intends to substantially increase marketing expenditures to further invest in its national brands.
     "The new structure is about increasing overall market penetration, increasing revenue growth, enhancing shareholder value and providing our employees with additional opportunities to grow with the Dean Foods organization," said Bailey.
     Mr. Dean concluded, "We are confident that our focused product and marketing plans for the year, and improved execution in the marketplace through our newly formed National Refrigerated Products Division, will enable us to deliver much improved results this year."
     Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings.

     Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this press release. These risks include, but are not limited to, the ability to integrate acquisitions, adverse weather conditions resulting in poor harvest conditions, raw milk and resin costs, interest rate fluctuations, competitive pricing pressures, the effectiveness of marketing and cost-management programs and shifts in the market demand.
     The Company's quarterly earnings conference call will be held today at 8:00 a.m. Central Time. The call may be heard live at the Company's web site, www.deanfoods.com, using RealPlayer7 Basic software. The basic version of RealPlayer7 may be downloaded at no charge from www.real.com/products/player/index.html prior to the call. Please allow approximately 15 minutes to download the software. Replays will be available at the same internet address for a limited time period.

                               DEAN FOODS COMPANY
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                             FOR THE QUARTERS ENDED
                       AUGUST 27, 2000 AND AUGUST 29, 1999
                                   (Unaudited)
                   (In Millions, Except for Per Share Amounts)

                                                        First Quarter Ended
                                                  ------------------------------
                                                  August 27, August 29,   Change
                                                    2000       1999         %
                                                  ---------- ----------   ------

Net sales                                         $1,054.3   $1,001.3       5.3%

Costs of products sold                               801.0      762.0     (5.1)%
Delivery, selling and administrative expenses        194.5      182.5     (6.6)%
                                                  --------   ---------   ------
Operating earnings                                    58.8       56.8       3.5%
Interest expense, net of interest income              16.1       11.2    (43.8)%
                                                  --------   ---------   ------
Income before income taxes                            42.7       45.6     (6.4)%
Provision for income taxes                            16.3       17.8       8.4%
                                                  --------   ---------   ------
Net income                                        $   26.4   $   27.8     (5.0)%
                                                  ========   =========   ======
Income per share:
  Basic                                           $    .74   $     .71      4.2%
                                                  ========   =========   ======
  Diluted                                         $    .74   $     .70      5.7%
                                                  ========   =========   ======
Weighted average common shares:
  Basic                                               35.5       39.3     (9.7)%
                                                  ========   =========   ======
  Diluted                                             35.8       39.9    (10.3)%
                                                  ========   =========   ======

                               DEAN FOODS COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                  (In Millions)

                                                     August 27,   August 29,
                                                       2000         1999
                                                    ----------   ------------
                            ASSETS
Current Assets:
  Cash and temporary cash investments                 $   29.7    $   20.8
  Accounts and notes receivable, net of
    allowance for doubtful accounts                      326.3       295.4
  Inventories                                            229.2       210.0
  Other current assets                                    86.9        90.9
                                                      --------    --------
      Total current assets                               672.1       617.1

Property, Plant and Equipment, net                       889.9       773.8

Other Assets                                             713.4       588.5
                                                      --------    --------
      Total Assets                                    $2,275.4    $1,979.4
                                                      ========    ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term obligations       $    3.4    $    2.5
  Accounts payable and accrued expenses                  429.1       397.7
  Dividends payable                                        8.1         8.7
  Federal and state income taxes                          56.8        47.5
                                                      --------    --------
      Total current liabilities                          497.4       456.4

Long-Term Obligations                                    964.5       657.8

Deferred Liabilities                                     136.2       128.2

Shareholders' Equity                                     677.3       737.0
                                                      --------    --------
      Total Liabilities and Shareholders' Equity      $2,275.4    $1,979.4
                                                      ========    ========

                               DEAN FOODS COMPANY
                          BUSINESS SEGMENT INFORMATION
                             FOR THE QUARTERS ENDED
                       AUGUST 27, 2000 AND AUGUST 29, 1999
                                   (Unaudited)
                                  (In Millions)

NEW SEGMENTS                                 National
                                Specialty  Refrigerated
                        Dairy     Foods      Products   Corporate  Consolidated
                       ------   ---------  ------------ ---------  ------------
FISCAL 2001
Net sales              $788.8     $181.2       $84.3     $    -     $1,054.3
                       ======     ======       =====     ======     ========
Operating earnings     $ 41.7     $ 23.0       $ 4.3     $(10.2)    $   58.8
                       ======     ======       =====     ======     ========

FISCAL 2000
Net sales              $763.8     $170.6       $66.9     $    -     $1,001.3
                       ======     ======       =====     ======     ========
Operating earnings     $ 39.9     $ 20.2       $ 8.3     $(11.6)    $   56.8
                       ======     ======       =====     ======     ========

PRIOR SEGMENTS
                        Dairy   Specialty     Pickles   Corporate  Consolidated
                        -----   ---------     -------   ---------  ------------
FISCAL 2001
Net sales              $846.6     $105.2       $102.5    $    -     $1,054.3
                       ======     ======       ======    ======     ========
Operating earnings     $ 43.2       13.1       $ 13.0    $(10.5)    $   58.8
                       ======     ======       ======    ======     ========

FISCAL 2000
Net sales              $806.2     $ 99.9       $ 95.2    $    -     $1,001.3
                       ======     ======       ======    ======     ========
Operating earnings     $ 42.9     $ 15.5       $ 10.2    $(11.8)    $   56.8
                       ======     ======       ======    ======     ========

                               DEAN FOODS COMPANY
                   NEW BUSINESS SEGMENT HISTORICAL INFORMATION
                                   (Unaudited)
                         (In Millions, Except for ROS %)

                                                                       Fiscal Year 2000
                                  Full Year         -----------------------------------------------------------
                                Fiscal 1999 *          Q1          Q2          Q3          Q4**       Full Year
                                -------------       --------    --------    --------    ---------     ---------
NET SALES
     Dairy                       $2,817.7           $  763.8    $  808.6    $  739.7     $  758.5     $3,070.6
     Specialty Foods                669.8              170.6       184.5       166.4        189.6        711.1
     National Refrigerated
        Products                    267.6               66.9        73.9        70.7         72.4        283.9
                                 --------           --------    --------    --------     --------     --------
     Consolidated                $3,755.1           $1,001.3    $1,067.0    $  976.8     $1,020.5     $4,065.6
                                 ========           ========    ========    ========     ========     ========

OPERATING EARNINGS
     Dairy                       $   99.8           $   39.9    $   31.1    $   32.3     $   44.6     $  147.9
     Specialty Foods                 86.2               20.2        25.0        18.6         17.7         81.5
     National Refrigerated
        Products                     20.5                8.3        10.0         9.7          9.5         37.5
     Corporate                      (35.1)             (11.6)       (9.7)       (6.1)       (10.8)       (38.2)
                                 --------           --------    --------    --------     --------     --------
     Consolidated                $  171.4           $   56.8    $   56.4    $   54.5     $   61.0     $  228.7
                                 ========           ========    ========    ========     ========     ========

ROS %
     Dairy                            3.5%               5.2%        3.8%        4.4%         5.9%         4.8%
     Specialty Foods                 12.9%              11.8%       13.6%       11.2%         9.3%        11.5%
     National Refrigerated
        Products                      7.7%              12.4%       13.5%       13.7%        13.1%        13.2%
     Consolidated                     4.6%               5.7%        5.3%        5.6%         6.0%         5.6%



* Fiscal 1999 excludes $18.1 million pre-tax plant closure charge recorded in the divisions as follows:

                 Dairy                     $ 8.9
                 Specialty Foods           $ 9.2

** Fiscal 2000 excludes $6.1 million pretax plant closure charge in the Dairy Segment.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Dean Foods Company
                                  ------------------------------------------
                                                (Registrant)


Date: September 22, 2000                      Barbara A. Klein
      ----------------------      ------------------------------------------
                                              Barbara A. Klein
                                         Vice President Finance and
                                           Chief Financial Officer